Exhibit 10.4

PST Document CN 8-11

PIPEFUND™

Standard Transaction Document

Standard Note Terms

This PipeFund Services Organization Standard Transaction Document (PST Document) is intended to facilitate expediency and consistency in transactions involving a private investment in a public company’s equity and/or equity-linked securities (PIPE) or an offering of a public company’s equity and/or equity-linked securities directly to purchasers pursuant to an effective registration statement under the Securities Act (RD). Parties to any PIPE or RD transaction should consult with their legal counsel and any other advisers they deem appropriate prior to using this PST Document or engaging in any such transaction. PipeFund Services Organization, LLC (PSO) is not providing any legal advice or opinion in connection with this PST Document or its use in a particular PIPE or RD transaction, disclaims any warranty, express or implied, concerning the use or license of this PST Document for any particular PIPE or RD transaction, and shall not have any liability arising out of the use or inability to use this PST Document. This PST Document is the copyrighted property of RPITL, LLC and may not be reproduced, distributed or used (including any incorporation by reference) in any form without a valid license, and any unauthorized use is strictly prohibited. More information concerning the license or permitted use of this PST Document may be obtained at www.pipefund.com.

ARTICLE I

INCORPORATION BY REFERENCE AND DEFINITIONS

1.1 Incorporation by Reference. This document shall be known as PipeFund Services Organization Standard Transaction Document (“PST Document”) CN 8-11 (Standard Note Terms), which is available and accessible at www.pipefund.com. Any Note which incorporates this PST Document by reference shall be deemed to include all the terms, conditions and provisions of this PST Document as if stated directly in such Note; provided, however, that to the extent any of the terms, conditions or provisions of such Note (without such incorporation) contradict or conflict with any terms, conditions or provisions of this PST Document, such Note shall control.

1.2 Defined Terms. Each initially capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Note or in PipeFund Services Organization Standard Transaction Document GTC 8-11 or DEF 8-11, each available and accessible at www.pipefund.com.

1.3 Note Series. If the Note is one of a series of Notes issued pursuant to the Securities Purchase Agreement, then the holders thereof (including the Holder) shall be referred to herein collectively as the “Holders”. The Note shall rank pari passu with all other Notes.

ARTICLE II

PAYMENTS AND INTEREST

2.1 Manner of Payment. The Company shall make all principal, interest and other payments due under the Note in accordance with the terms of the Note. Except to the extent otherwise set forth in the Note, all payments of principal, interest, damages and expenses under the Note (to the extent not converted into, exchanged for or otherwise paid in Common Stock in accordance with the terms of the Note) shall be made in lawful money of the United States of America to the Holder in whose name the Note is registered in the Note Register (as defined below). Such payments shall be made by wire transfer of immediately available funds to the account such Holder may from time to time designate by written notice in accordance with the provisions of the Note or by Company check, without any deduction, withholding or offset for any reason whatsoever except to the extent required by law, and the Company represents that to its knowledge no deduction, withholding or offset is so required for any tax or any other reason. Whenever any amount expressed to be due by the terms of the Note is due on any day which is not a Business Day, such amount shall instead be due on the next succeeding day which is a Business Day.

2.2 Application. Unless otherwise agreed by the Holder or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees, and any remaining amount to principal.

2.3 No Prepayment. Except to the extent otherwise specifically permitted or required under the Note, the Note may not be prepaid or redeemed in whole or in part.

2.4 Interest Payments. The payment of the amount of all accrued and unpaid interest under the Note as of an Interest Payment Date (“Interest Amount”) shall be made in cash, unless the Note expressly permits payment of the Interest Amount in shares of Common Stock.

(a)	Interest Payment Notice. [Intentionally Omitted].

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(b)

Cash Interest Payment. To the extent the Company elects or is required to pay the Interest Amount in cash on any Interest Payment Date, then on such date the Company shall pay to the Holder in satisfaction of such obligation an amount equal to such Interest Amount due (or such portion thereof as may be timely elected to be paid in cash, if a combination of cash and stock payment is permitted).

(c)	Stock Interest Payment. [Intentionally Omitted].

(d)	Limitations to Interest Payment in Common Stock. [Intentionally Omitted].

2.5 Amortization Payments. If the Note requires the Company to repay any principal under the Note to the Holder on one or more dates (each an “Amortization Payment Date”) prior to the Maturity Date (as defined and set forth in the Note), then the payment of such principal amount, together with all accrued and unpaid interest on such principal amount (plus any Liquidated Damages unless otherwise specified in the Note) (“Amortization Amount”) shall be made in cash, unless the Note expressly permits payment of the Amortization Amount in shares of Common Stock.

(a)	Amortization Payment Notice. [Intentionally Omitted].

(b)

Cash Amortization Payment. To the extent the Company elects or is required to pay the Amortization Amount in cash on any Amortization Payment Date, then on such date the Company shall pay to the Holder in satisfaction of such obligation an amount equal to such Amortization Amount due (or such portion thereof as may be timely elected to be paid in cash, if a combination of cash and stock payment is permitted).

(c)	Stock Amortization Payment. [Intentionally Omitted].

(d)	Limitations to Amortization Payment in Common Stock. [Intentionally Omitted].

(e)	Effect on Holder Conversions. [Intentionally Omitted].

2.6 Surrender of Note. At such time as the entire principal amount and accrued interest under the Note has been fully repaid and/or converted and all expenses, fees and other obligations under the Note have been paid and satisfied in full by the Company, the Holder shall promptly surrender and deliver the original Note to the Company for cancellation and the Note shall automatically be deemed cancelled and not be reissued (subject to Section 7.6 of PST Document GTC (Payment Set Aside)).

ARTICLE III

CONVERSION OF NOTE

(a)	[Intentionally Omitted].

ARTICLE IV

ADJUSTMENTS TO CONVERSION PRICE; FUNDAMENTAL TRANSACTIONS

4.1 [Intentionally Omitted].

ARTICLE V

REGISTRATION, ISSUANCE AND TRANSFER OF NOTE AND CONVERSION SHARES

5.1 Registration of Note. The Company shall maintain, or cause to be maintained, books and records for the registration and transfer of the Note (collectively, the “Note Register”). The Note shall be registered in the Note Register, initially in the name and with the address of the initial Holder and thereafter in the name and with the address of the then record Holder. The Company may deem and treat the registered Holder of the Note as the absolute owner of the Note for the purposes of any conversion by or distribution to the Holder and for all other purposes, and the Note Register shall be conclusive and binding for all purposes absent manifest error. The Company, or such other Person as may be so set forth in the Securities Purchase Agreement, shall serve as agent under the Note (“Note Agent”) for purposes of maintaining the Note Register and effectuating issuances and transfers of Notes. Upon twenty (20) days’ prior written notice to the Holder, the Company may appoint a new Note Agent. Any Person resulting from any merger or consolidation to which the Note Agent shall be a party or any Person to which the Note Agent transfers all or substantially all of its corporate trust or shareholders services business shall be a successor Note Agent under the Note without any further act. Any such successor Note Agent shall promptly cause written notice of its succession as Note Agent to be delivered to the Holder at the Holder’s last address as shown on the Note Register. So long as the Note remains outstanding, the Company or its Note Agent shall maintain an office or agency (which shall be the principal executive offices of the Company unless and until the Company notifies the Holder otherwise) where the Note may be presented for conversion, registration of transfer, division or combination as provided in the Note.

5.2 Transfer of Note. The Note and all rights thereunder (including under any other Transaction Document to the extent applicable to the Note, including without limitation any registration rights) may be transferred, in whole or in part, without the consent of the Company, except as may otherwise be required under the Note or Securities Purchase Agreement, provided that if the Note was not issued pursuant to a Registered Direct Registration Statement and such transfer is not (a) pursuant to an effective Registration Statement or Rule 144, (b) to the Company or to an Affiliate of the Holder, or (c) in connection with a pledge as contemplated in Section 5.7 below, the Company may require the Holder to provide the Company with a legal opinion, reasonably acceptable to the Company in form and substance from counsel reasonably acceptable to the Company, to the effect that such transfer does not require registration under the Securities Act. To transfer the Note, the Holder shall surrender the Note to the Company

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(or other Note Agent), together with (i) a written assignment of the Note duly completed and executed by the Holder, and (ii) if requested by the Company, payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender (with assignment) and, if required, such payment, the Company shall promptly prepare, execute, issue and deliver a new Note or Notes (issued in accordance with Section 5.5 below) (A) to and in the name of each transferee representing the principal amount of the Note being transferred to such transferee, and (B) if less than the full balance outstanding under the Note is being transferred, to and in the name of the Holder representing the balance of the Note not being transferred. The acceptance of such new Note by any such transferee shall be deemed the acceptance by such transferee of all the rights and obligations of a holder of the Note. Such transfer shall be registered by the Company or the Note Agent in the Note Register. The Note, if properly transferred, may be converted in accordance with the terms of the Note by any new holder thereof prior to the actual issuance and delivery of a new Note.

5.3 Lost, Stolen or Mutilated Note. Upon receipt by the Company of (a) evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, and (b) (i) in the case of loss, theft or destruction, a customary and reasonable indemnification (without the requirement of posting bond), if requested by the Company, or (ii) in the case of mutilation, the mutilated Note for surrender and cancellation, the Company shall promptly prepare, execute, issue and deliver to the Holder a new Note (issued in accordance with Section 5.5 below) evidencing the outstanding principal amount of the Note in lieu of and substitution for the Note so lost, stolen, destroyed or mutilated.

5.4 Exchangeable for Multiple Notes. The Note may be divided or combined with other Notes upon presentation and surrender of the Note to the Company (or other Note Agent), together with a written notice, signed by the Holder, specifying the names and denominations in which new Note(s) are to be issued, provided that any transfer which may be involved in such division or combination shall be subject to compliance with Section 5.2 above. Such new Note(s) shall be issued in accordance with Section 5.5 below and have an aggregate principal amount equal to the aggregate principal amount of the Note(s) surrendered for exchange, and each such new Note shall be for the principal amount specified by the Holder in its notice.

5.5 Issuance of New Notes. Whenever the Company is required to issue a new Note in replacement of the Note pursuant to the terms of the Note, such new Note shall (a) be of like tenor with the Note being replaced, identical in all respects except that the new Note shall contain the then Conversion Price, the kind of Conversion Shares for which the new Note is then convertible, and the name of the then Holder, (b) represent, as indicated on the face of such new Note, the principal amount then outstanding under the Note (or in the case of a new Note being issued pursuant to Section 5.2 or Section 5.4 above, the principal amount specified by the Holder which, when added to the principal amount of the other new Notes issued in connection with such issuance, does not exceed the principal amount then outstanding under the Note(s) being replaced), (c) have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of the Note being replaced, (d) have the same rights and conditions as the Note being replaced, and (e) represent accrued and unpaid interest, expenses and damages under the Note from the Issuance Date. Upon the request of the Holder at any time during the period the Note is outstanding, the Company shall acknowledge in writing, in form reasonably satisfactory to the Holder, the continuing validity of the Note and the obligations of the Company thereunder. No service charge or other fee will be imposed by the Company in connection with the issuance of any new Notes pursuant to Sections 5.2 through 5.4 or any registration of any transfer or exchange in connection therewith.

5.6 Resale of Conversion Shares.

(a)	[Intentionally Omitted].

5.7 Pledge of Shares. The Company acknowledges and agrees that the Holder may from time to time pledge or grant a security interest in the Note and/or Conversion Shares in whole or in part pursuant to a bona fide margin agreement with a registered broker-dealer or pursuant to a security or pledge agreement with a financial institution that is an Accredited Investor in connection with a loan from such institution. If required under the terms of such pledge or security agreement, the Holder may transfer such securities to such pledgee or secured party, in which case (a) such pledge or transfer shall not be subject to approval by the Company, (b) no legal opinion of counsel to the pledgee, secured party or pledgor shall be required in connection therewith, and (c) no notice shall be required of such pledge or security interest. At the Holder’s expense, the Company shall execute and deliver such reasonable documentation as such pledgee or secured party of securities may reasonably request in connection with such pledge or transfer of securities, including, if the securities are subject to registration pursuant to the Transaction Documents, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except to the extent otherwise provided by applicable law, the pledge of the Note or Conversion Shares shall not be deemed to be a transfer, sale or assignment of the Note or Conversion Shares under the Transaction Documents or applicable securities laws.

ARTICLE VI

DEFAULTS AND REMEDIES

6.1 Events of Default. “Event of Default” means, wherever used in the Note (including herein), any of the following events shall occur (whatever the reason for such event occurring and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment,

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decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)	the Company or a Subsidiary defaults in the payment of:

(i)	any principal amount of the Note or any of the other Notes,

(ii)	interest under the Note or any of the other Notes, or

(iii)	liquidated damages or other amounts owing to the Holder under the Note,

in each case as and when the same shall become due and payable (whether on an Interest Payment Date, principal payment date or the Maturity Date or by acceleration or otherwise), which default is not cured within five (5) Business Days following (A) such due date in the case of clauses (i) and (ii) above, and (B) written notice of such default sent by the Holder to the Company in the case of clause (iii) above;

(b)

the Company fails to observe or perform in any material respect any other covenant or agreement contained in the Note (other than a breach by the Company of its obligation to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (j) below) which failure is not cured, if possible to cure, within fifteen (15) days following the date on which the Company (i) receives written notice of such failure sent by the Holder or by any other holder of Notes, or (ii) has become or should have become aware of such failure, whichever is earlier;

(c)

the Company or any Subsidiary fails to comply with any material provision of any of the other Transaction Documents in any material respect for fifteen (15) days after written notice of such default has been received by the Company;

(d)

any representation, warranty, certification or statement of fact made or deemed made by or behalf of the Company in the Note, any other Transaction Document, any written statement pursuant the Note or any other Transaction Document, or any other report, financial statement or certificate made or delivered to the Holder or any other holder of Notes, shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(e)	the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

(f)

the Company or any Subsidiary defaults on any of its Indebtedness (whether such Indebtedness exists on the Closing Date or is thereafter created) that is greater than the Defaulted Debt Limit, individually or in the aggregate, provided that in the case of (i) a payment default, such default is not cured within the applicable cure periods under such Indebtedness, and (ii) a non-payment default, such default results in such Indebtedness becoming or being declared due and payable, subject to a redemption requirement or otherwise accelerated, prior to the date on which it would otherwise become due and payable, where the “Defaulted Debt Limit” means $100,000 or such other amount as may be specified in the Note;

(g)

for a period of more than five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period (i) the Common Stock is not listed for trading or otherwise quoted on an Eligible Market, or (ii) trading in the Common Stock on an Eligible Market is ceased, suspended or prohibited by order of any court, stock exchange or securities regulatory authority (other than voluntary suspensions by the Company for less than one hour at a time to disseminate material information);

(h)

after three months following the Closing Date, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or has failed to file all reports required to be filed thereunder during the then preceding 12 months (or such shorter period that the Company was required to file such reports), unless the Company has received a valid extension of the applicable filing time and has filed such extended filing(s) prior to the expiration of any such extension;

(i)

after six months following the Closing Date, all the Conversion Shares are not either (i) freely tradable pursuant to an effective Registration Statement which contains a current and available Prospectus covering the resale of such shares by the Holder, or (ii) freely tradable pursuant to Rule 144 without any volume restrictions, manner of sale requirements or notice requirements (or may be sold pursuant to Rule 144 with volume restrictions, manner of sale requirements or notice requirements if the Holder is an Affiliate of the Company);

(j)

the Company fails for any reason to issue and deliver Conversion Shares (either via a stock certificate or DWAC, as applicable) to the Holder in accordance with the terms of the Note prior to the fifth (5th) Trading Day after the applicable Share Delivery Date, or the Company at any time notifies or informs the Holder, including by way of public announcement, that it does not intend to honor requests for conversions of the Note in accordance with the terms of the Note;

(k)

one or more judgments, writs, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against the Company or any Subsidiary or any of their respective properties or assets involving in the aggregate a liability, as to any single or multiple transactions, incidents or conditions, of more than the Defaulted Debt Limit, which are not, within sixty (60)

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days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of any such stay, provided that to the extent any judgment is covered by insurance or an indemnity from a creditworthy insurer or third party, such judgment (or portion thereof) shall not be included in calculating such liability amount so long as the Company provides the Holder with a written statement from such insurer or indemnity provider (which statement shall be reasonably satisfactory to the Holder) to the effect that such judgment (or portion thereof) is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days following the issuance of such judgment;

(l)	an Event of Default (as defined in the other Notes) occurs under any of the other Notes; or

(m)	any other event occurs which is specified in the Note or the Securities Purchase Agreement as an additional Event of Default;

provided that any of the above events may be excluded or modified as an Event of Default if so specified in the Note or the Securities Purchase Agreement.

6.2 Remedies Upon Event of Default.

(a)

Redemption Right. If an Event of Default occurs and is continuing, the Holder shall have the right (in addition to all other rights it may have under the Note or under applicable law) to require the Company to redeem all or a portion of the Note in cash for an amount equal to the Mandatory Redemption Amount, which right shall be exercisable at the sole option of the Holder by delivery of a written notice to the Company (“Default Redemption Notice”) indicating the portion of the Note the Holder is electing to redeem. The Company shall deliver the applicable Mandatory Redemption Amount to the Holder within three (3) Business Days following delivery of the Default Redemption Notice, and promptly following receipt of payment in full of the Mandatory Default Amount, the Holder shall surrender and deliver the Note to or as directed by the Company. Any such redemption election may be rescinded and annulled by the Holder at any time prior to the Holder’s receipt of the applicable Mandatory Redemption Amount, and the Holder shall remain entitled to convert such applicable Mandatory Redemption Amount, in accordance with Article III hereof, at any time prior to the Holder’s actual receipt of such Mandatory Redemption Amount. No such rescission or annulment or conversion shall affect any subsequent Event of Default or impair any rights consequent thereon. If the Company is unable to redeem all the Notes submitted for redemption pursuant to this Section, the Company shall redeem a pro rata amount from each holder of Notes based on the principal amount of the Notes submitted for redemption by such holder relative to the total principal amount of Notes submitted for redemption by all Holders. To the extent any redemption required by this paragraph is deemed or determined by a court of competent jurisdiction to be a prepayment of the Note, such redemption shall be deemed to be a voluntary prepayment. The Company and the Holder acknowledge that the Holder’s damages upon an Event of Default would be uncertain and difficult to estimate, so any premium resulting from any redemption pursuant to this paragraph is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not a penalty.

(b)

Automatic Acceleration. Without limiting anything contained herein, in the event the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event, then the Note shall immediately and automatically become due and payable without any further action or notice.

(c)

No Waiver. In connection with any redemption or acceleration of the Note pursuant to this Article VI or otherwise, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies under the Note and all other remedies available to it under applicable law. The Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment of all amounts due under the Note, including without limitation pursuant to this Article VI.

(d)

Default Rate. From and after the occurrence and during the continuance of an Event of Default, interest on the Note shall accrue at the Default Rate, and any Mandatory Default Amount due and payable hereunder shall accrue interest at the Default Rate from and after the due date therefor.

6.3 Payment of Collection, Enforcement and Other Costs. The Company shall pay any and all charges, costs and expenses (including without limitation attorneys’ fees, expenses and disbursements, including those of appellate proceedings) which may be reasonably incurred by the Holder in connection with any actions taken by the Holder (a) to collect any amounts due under the Note, (b) to enforce any provisions of the Note or any of the Holder’s rights or powers under the Note, (c) to exercise any remedies under the Note upon the occurrence of an Event of Default or otherwise, and/or (d) as a result of any Bankruptcy Event of the Company or other proceedings affecting Company creditors’ rights and involving a claim under the Note, in each case including without limitation any legal Actions undertaken in connection therewith.

ARTICLE VII

MISCELLANEOUS

7.1 No Impairment or Circumvention. Except as and to the extent waived or consented to by the Holder, the Company

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shall not by any action, including without limitation by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Note (including without limitation conversion thereunder), but shall at all times in good faith assist in carrying out all such terms and take all action as may be necessary or appropriate to protect the rights of the Holder as set forth in the Note against impairment. Without limiting the generality of the foregoing or any other provision in the Note or the Securities Purchase Agreement, the Company (a) shall not increase the par value of any Conversion Shares above the Conversion Price then in effect, (b) shall take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares in accordance with the terms of the Note (including herein) upon the conversion of the Note, and (c) shall use its commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body or bodies having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Note. The Company shall not close its stockholder books or records (including stock or note transfer books) in any manner which prevents, delays or otherwise interferes with the timely conversion or transfer of the Note.

7.2 No Stockholder Rights or Liabilities before Conversion. Except as otherwise specifically provided in the Note or the provisions of any other written agreement between the Company and the Holder, prior to the conversion of the Note in accordance with the terms thereof, the Holder (solely in such Person’s capacity as a holder of the Note) shall not be entitled to any rights as a stockholder of the Company, nor shall anything contained in the Note be construed to confer upon the Holder (solely in such Person’s capacity as a holder of the Note) any of the rights of a stockholder of the Company, including with limitation the right to (a) vote for the election of directors of the Company or upon any matter submitted to stockholders at any meeting thereof, (b) give or withhold consent to any corporate action (whether upon or for any recapitalization, reorganization, issue of stock, reclassification of stock, change of par value, change of stock to or from no par value, consolidation, merger, amalgamation, conveyance or otherwise), (c) receive notice of meetings (other than pursuant to Section 4.5 above), or (d) receive dividends, distributions or subscription rights, and the Holder (solely in such Person’s capacity as a holder of the Note) shall not be deemed the holder of Conversion Shares or any other securities of the Company that may at any time be issuable upon the conversion of the Note for any purpose prior to the conversion thereof. No provision of the Note, in the absence of any affirmative action by the Holder to convert the Note into Conversion Shares, and no enumeration in the Note of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.3 Successors and Assigns; Benefits. Subject to the restrictions on transfer set forth in the Note (including herein) and/or in the Transaction Documents, the Note may be assigned by the Holder. The Note may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction. The Note shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns. Subject to the preceding sentence, nothing in the Note shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, claim or cause of action under the Note, it being understood that the Note shall be for the sole and exclusive benefit of the Company and the Holder.

7.4 Notices. Any and all notices (including without limitation any Conversion Notice), consents, waivers or other communications or deliveries required or permitted to be given under the Note (except as otherwise provided therein) shall be (a) in writing, (b) delivered by regular mail, overnight courier (charges prepaid), facsimile, electronic mail or personal hand delivery to the physical address, facsimile number or email address (and to the attention of the contact person or title) set forth for such Party in the Securities Purchase Agreement, and (c) deemed to have been delivered and effective (i) upon receipt, if delivered personally by hand, (ii) the date of transmission, if delivered via facsimile or email prior to 6:00 p.m. Eastern (New York) time on a Business Day, (iii) the next Business Day after the date of transmission, if delivered via facsimile or email on a day that is not a Business Day or later than 6:00 p.m. Eastern (New York) time on any Business Day, (iv) the Business Day following deposit with an internationally recognized overnight courier service with charges prepaid, or (v) the fifth (5th) Business Day following deposit with the United States Postal Service. Written confirmation of complete delivery or transmission of such notice, consent, waiver or other communication or delivery (A) given by the recipient thereof, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or email address, as the case may be, and an image of at least the first page of such transmission, which confirmation is kept on file by the sending party, or (C) provided by an internationally recognized overnight courier service, shall be rebuttable evidence of receipt of such notice, consent, waiver or other communication or delivery in accordance with clause (c) above. Addresses for notices, consents, waivers or other communications or deliveries may be changed as set forth in the Securities Purchase Agreement.

7.5 Remedies

(a)

General. The Holder shall be entitled to (i) exercise any and all rights and remedies set forth in the Note or any other agreement between the Parties, (ii) recover damages by reason of any breach of any provision thereof, and (iii) exercise any and all other rights and remedies granted by law or to which the Holder is entitled in equity. Without limiting the foregoing, except as otherwise provided in the Note, any remedy expressly conferred upon the

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Holder in the Transaction Documents shall not constitute an exclusive remedy and shall be in addition to and not in lieu or limitation of any other rights or remedies the Holder may have at law, in equity or under the terms of the Note or other Transaction Documents, and the exercise of any one remedy shall not preclude the exercise of any other remedy. The Holder may withdraw, revoke or suspend its pursuit of any remedy at any time without prejudice prior to its complete recovery as a result of such remedy. No waiver of any breach or default with respect to any provision, condition or requirement of the Note shall be deemed to constitute a continuing waiver in the future or a waiver of any subsequent default or a waiver of any breach or default with respect to any other provision, condition or requirement thereof, nor shall any delay by or omission of the Holder in exercising any right thereunder in any manner impair or prejudice the exercise of any such right.

(b)

Specific Performance; Injunction. Without limiting the foregoing, the Holder shall be entitled to (i) specific performance to enforce the terms and conditions of the Note and (ii) preliminary and final injunction(s) to prevent or cure any breach (or further breach) of the Note, in each case without being required to post a bond or other security or prove actual damages. The Company agrees that monetary damages or any other remedy at law may not be adequate compensation for any loss incurred by reason of any breach by the Company of any obligations or provisions contained in the Note and that irreparable damage may occur as a result of any such breach, and, to the fullest extent permitted by law, the Company waives, and agrees not to assert, in any action for specific performance or injunctive relief, any defense that a remedy at law would be adequate.

7.6 Amendments. The Company may, without the consent of the Holders, by supplemental agreement or otherwise (a) make any changes or corrections in the Notes that are required to cure any ambiguity or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or (b) add to the covenants and agreements of the Company for the benefit of the Holders (including without limitation to reduce the Conversion Price), or surrender any rights or power reserved to or conferred upon the Company in the Notes; provided that, in the case of clauses (a) or (b), such changes or corrections shall not adversely affect the interests of Holders of then outstanding Notes in any material respect. The Note may also be amended with the consent of the Company and the Holder, provided such amendment is permitted under the Securities Purchase Agreement. Further, the Company may, with the consent (in writing or at a meeting) of the Required Holders, amend in any way, by supplemental agreement or otherwise, all the outstanding Notes in a like manner; provided, however, that (i) no such amendment by its express terms shall adversely affect the Holder differently than it affects all other Holders, unless the Holder consents thereto, and (ii) no such amendment decreasing the interest rate under the Note, increasing the Conversion Price or restricting any conversion period under the Note shall be made unless the Holder consents thereto. If a new Note Agent is appointed by the Company, such new Note Agent shall at the request of the Company, and without need of independent inquiry as to whether such supplemental agreement is permitted by the terms of this Section 7.6, join with the Company in the execution and delivery of any such supplemental agreements, but shall not be required to join in such execution and delivery for such supplemental agreement to become effective.

7.7 No Waiver. No course of dealing or any delay or failure to exercise any right under the Note on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

7.8 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Note shall be governed by and construed, enforced and determined in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent the corporate law of the state of the Company’s incorporation or organization is required to govern particular aspects of the Note or Conversion Shares. The terms contained in PST Document GTC regarding jurisdiction, venue and service of process shall govern with respect to any legal proceedings in connection the Note, which terms are incorporated herein by reference. EACH OF THE COMPANY AND THE HOLDER KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR ANY TRANSACTION CONTEMPLATED THEREBY.

7.9 Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted in the Note, including without limitation the Maturity Date, shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.10 Construction; Headings. No rule of strict construction, nor any other rule to the effect that any ambiguities are to be resolved against the drafting party, shall be applied against any Party in the interpretation of the Note. The headings, titles and subtitles contained in the Note (including herein) are for convenience of reference only, do not constitute a part of the Note, and shall not limit or affect, or be considered in construing or interpreting, any of the provisions of the Note.

7.11 Severability. If any provision of the Note is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable under applicable law (a) the remainder of the provisions set forth therein shall remain in full force and effect

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and shall in no way be affected, impaired or invalidated, (b) the Parties thereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision, and (c) the validity, legality and enforceability of all the provisions of the Note in any other jurisdiction shall not be affected.

7.12 Usury. The Note shall be subject to the anti-usury limitations contained in Section 7.7 of PST Document GTC, which is incorporated herein by reference as if stated herein in its entirety.

7.13 Rule 144 Tacking. For purposes of Rule 144, the Company understands and acknowledges that the holding period for the Conversion Shares shall be deemed to have commenced, and the Conversion Shares shall be deemed to have been acquired, on the Issuance Date (so long as no consideration is provided other than securities of the Company in connection with the conversion pursuant to which the applicable Conversion Shares were issued), and the Company shall not take any position inconsistent therewith.

7.14 Warrants Detachable. Any Warrants issued pursuant to the Transaction Documents constitute a separate, detachable security from the Note. In the event of any redemption of the Note by the Company in whole or in part, the Holder shall retain any of its Warrants that have not been exercised or redeemed in accordance with their terms.

7.15 Incorporation of Miscellaneous Provisions. To the extent not in contradiction of or conflict with the terms set forth in the Note, any rights of the Holder or obligations of the Company with respect to the Note which are set forth in the Securities Purchase Agreement, including such rights and obligations contained in PST Document GTC and in particular Articles VI and VII thereof, shall apply to the Note and be incorporated herein by reference as if set forth herein in their entirety.

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